PROXY PROXY

OLSTEIN FUNDS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 12, 2018
4 MANHATTANVILLE ROAD PURCHASE, NEW YORK 10577

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the [INSERT FUND NAME HERE] (the "Fund"), hereby appoints Michael Luper, Erik Olstein and Robert Olstein or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on September 12th, 2018 at 10:00 a.m., Eastern Time, in the offices of Olstein Capital Management, L.P, and at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL #:

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

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Signature(s) (Title(s), if applicable)

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Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1. **By Phone:** Call Okapi Partners toll-free at: **877-279-2311** to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

OR

2. **By Internet:** Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/OLSTEIN2018 and follow the simple on-screen instructions.

OR

3. **By Mail:** Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

   If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on September 12, 2018

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization between The Olstein Funds and Managed Portfolio Series which provides for the reorganization of the above-mentioned Fund into a newly created mutual fund within Managed Portfolio Series.	☐	☐	☐

You may have received more than one proxy card due to multiple investments in the Fund.

PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE OLSTEIN FUNDS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2018

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING ARE AVAILABLE AT: WWW.OKAPIVOTE.COM/OLSTEIN